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                                                                    EXHIBIT 99.1

                             SENTIGEN HOLDING CORP.
                             580 Marshall Street
                             Phillipsburg, NJ 08865

[SENTIGEN LOGO]              Phone: (908) 387-1673
                             Fax: (908) 454-4792

CONTACT:                                                       FEBRUARY 22, 2005
Fredrick B. Rolff
Chief Financial Officer      (908) 387-1673

SENTIGEN HOLDING CORP. ANNOUNCES THE SALE OF ITS SPECIALTY
MEDIA DIVISION TO SEROLOGICALS CORPORATION (NASDAQ: SERO)

      PHILLIPSBURG, NJ - February 22, 2005 - Sentigen Holding Corp. (NasdaqSC:
SGHL) today announced it has sold the Specialty Media Division of its wholly-owned subsidiary, Cell & Molecular Technologies, Inc. to Chemicon International, Inc., a wholly-owned subsidiary of Serologicals Corporation (Nasdaq: SERO).

      Under the terms of the agreement, Serologicals agreed to pay Sentigen Holding Corp. $6.5 million in cash, subject to certain post-closing adjustments and escrow, for the assets of the division. In addition to the purchase price Serologicals has retired the mortgage note with a balance of $243,310 on the division's facility at 580 Marshall Street, Phillipsburg, NJ 08865.

      THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:
      Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. ("Sentigen Biosciences," formerly Sentigen Corp.). CMT provides contract research and development services to companies engaged in the drug discovery process. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is utilizing its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and expects to file additional patent applications on this technology in the future. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.

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About Serologicals Corporation:
      Serologicals Corporation (NASDAQ: SERO), headquartered in Atlanta, GA., is a global leader in developing and commercializing consumable biological products, enabling technologies and services in support of biological research, drug discovery, and the bioprocessing of life-enhancing products. Our customers include researchers at major life science companies and leading research institutions involved in key disciplines, such as neurology, oncology, hematology, immunology, cardiology, proteomics, infectious diseases, cell signaling and stem cell research. In addition, Serologicals is the world's leading provider of monoclonal antibodies for the blood typing industry. Serologicals employs a total of more than 1,000 people worldwide in three Serologicals' companies: Chemicon International, headquartered in Temecula, CA, Upstate Group, LLC, headquartered in Charlottesville, VA. and Celliance Corporation, headquartered in Atlanta, GA. For more information, please visit our website: http://www.serologicals.com. Serologicals is a registered trademark of Serologicals Royalty Company.

         Contact:
         Serologicals Corporation.
         5655 Spalding Drive
         Norcross, GA 30092 USA
         tel: +1 (678) 728-2000
         www.serologicals.com

About Chemicon International, Inc.:
      Chemicon International, Inc. offers a broad range of research products, including specialty reagents, kits, antibodies, and custom products and services, to customers working in the areas of neuroscience, stem cell biology, cancer, and infectious disease research. It is also a leading supplier of monoclonal antibodies, conjugates, antibody blends and molecular-based detection kits for use in diagnostic laboratories. Chemicon focuses on basic and biomedical research, drug discovery, and diagnostics, allowing it to serve thousands of customers worldwide in the academic, clinical, biotechnology, and pharmaceutical sectors. Acquired in 2003, Chemicon is a Serologicals company, based in Temecula, CA. For more information, please visit our website: http://www.chemicon.com.

         Contacts:
         Chemicon International
         28820 Single Oak Drive
         Temecula, CA 92590 USA
         tel: +1 (951) 676-8080
         www.chemicon.com